Exhibit 99.2
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V81340-TBD 1. A proposal to approve the issuance of Compass, Inc. ("Compass") Class A common stock, par value $0.00001 per share, to holders of Anywhere Real Estate Inc. ("Anywhere") common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Anywhere and Velocity Merger Sub, Inc. (the “Compass share issuance proposal”); and 2. A proposal to approve the adjournment of the Compass special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Compass special meeting to approve the Compass share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Compass stockholders (the “Compass adjournment proposal”). NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain ! !! ! !! COMPASS, INC. The Board of Directors recommends you vote FOR the following proposals: COMPASS, INC. 110 FIFTH AVENUE, 4TH FLOOR NEW YORK, NY 10011 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], [ ]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COMP2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], [ ]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Exhibit 99.2
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com. V81341-TBD COMPASS, INC. SPECIAL MEETING OF STOCKHOLDERS [ ], [ ] ET THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Reffkin, Scott Wahlers and Ethan Glass, or any of them, each with power of substitution, as proxies for the undersigned, to vote all shares of common stock of Compass, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/COMP2025SM on [ ] at [ ] ET, and any adjournment or postponement thereof. The undersigned hereby revokes any proxies previously given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side